UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2024

PHI GROUP, INC.

(n/k/a PHILUX GLOBAL GROUP INC.‚

(Exact name of registrant as specified in its charter)

Wyoming	001-38255-NY	90-0114535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2323 Main Street, Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 714-793-9227

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PHIL	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provide pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On June 27, 2024, Dr. D’ORLEANS DE FRANCE BENEDICT CARL WILLIAM (a/k/a BEN CARL SMET), an individual, with principal residence addresses in Schindellegi-Feusisberg, Switzerland, and in Cutsdean, Cheltenham, United Kingdom (hereinafter referred as the “Consultant” and PHI GROUP INC. (/n/k/a PHILUX GLOBAL GROUP INC.), a corporation duly organized under the laws of the state of Nevada, and re-domiciled under the laws of the State of Wyoming U.S.A., with registered principal business address at N 30 Gould Street, Suite R, Sheridan, WY 82801, represented by Mr. Henry D. Fahman, its Chairman and Chief Executive Officer, hereinafter referred to as “PGG or “the Registrant,” signed a Business Development and Structuring Consultancy Agreement and agreed to undertake the followings:

RECITALS

WHEREAS, the Company has been desirous of a establishing a compartmentalized regulated/unregulated Bank Fund (RAIF) in Luxembourg, the Asian Diamond Exchange and the International Financial Center in Vietnam.

WHEREAS, the Company entered into a business structuring contract and Luxembourg Bank Fund set-up contract with the Consultant in Luxembourg on November 30, 2017 and an additional contract (containing additional fee contributions to the Consultant) between the parties on October 4, 2018 in Hanoi, Vietnam.

The content of the contracts was the establishing of a compartmentalized regulated/unregulated Luxembourg Bank Fund (RAIF) and following this the set-up and establishing of the Asian Diamond Exchange for rough and polished diamond trade and the reconsolidating of the lab-grown diamond industry in Vietnam.

In a first instance, and in collaboration with the Chu Lai Free Economic Zone in Quang Nam Province, Vietnam, all was organized and paid for by the Consultant in order to start the operation on May 15, 2018. Numerous efforts and the establishing of expert teams, headed by the Consultant were done to make this venture happen.

After DLP Law Firm was paid and with complete financial interventions by and financial backing, funding and guarantees done by the Consultant, the Luxembourg Bank Fund PHILUX GLOBAL FUNDS, SCA, SICAV- RAIF was established and delivered on May 20, 2020 and the full approval of the Fund was certified by the Luxembourg Bank Regulator (the ‘CSSF’) and on May 22, 2020.

The Consultant has been leading full-time a group of experts for the setup of the Asian Diamond Exchange (“ADE”) since January 2018. All costs thereto were advanced and paid by the Consultant from 2018 up till now and fractional reimbursements for costs have been obtained from the Company.

The Consultant has brought together the 11 main trading players in the rough diamond industry to come to Vietnam. He has established a partnership with the biggest player in the rough trading and polishing group and other main international diamond trading groups have also joined the overall venture.

Furthermore, together with the groups, a full Kimberly Process Certification Scheme (KPC) to prevent ‘conflict diamond’ trading was established and is aligned from time to time. Also, the new lab grown diamond KPC scheduling is already implemented. A unique and KPC approved structure has been established where under the PHI Vietnam umbrella, in collaboration with KPC Mumbai, India, a “Public-Private-Partnership” (PPP) was established in which the Vietnamese authorities would hold 15% and PHI or its local corporate entity would hold 85% of the voting rights. For the lab grown diamond segment, this has been planned in the Chu Lai Free Economic Zone and for the Rough and Polished Diamond Parcel Trade, this is being planned on Thanh Da Peninsula, Ho Chi Minh City, Vietnam.

PHI took the decision to move the greater part of the ADE rough and polishing venture, first to an Industrial Zone to be established close to the new international Airport in Long Thanh District, Dong Nai Province, Vietnam and this year to the Thanh Da Island, which is 5 km from the center of Ho Chi Minh City. This location change has caused the entire KPC Process and administration to be adapted and redone with renewed financial input, mostly carried by the Consultant.

A rough diamond trading export flow to Vietnam was negotiated and concluded by the Consultant with the Dubai Multi-Commodities Center (DMCC) and Dubai Diamond Exchange. It is the Consultant who also set up and established the Dubai Diamond Exchange in 2002-2005.

In 2023, an international diamond trading platform was created by the Consultant to unify the trading efforts of three major international trading groups with the advice and counsel thereto by the senior board member of the largest group.

Together with the afore-mentioned board member of the largest group, the Consultant has also covered the financial backbone of the diamond trading venture via the setup of a financial institution in Botswana. It is the intention of the Consultant to donate and transfer 50% of his own voting shares of the institution to PHI the moment all budgets for the venture are arranged by PHI and all financial obligations and reimbursements by PHI to him are met. It is the intention of the parties involved to establish a subsidiary of the financial institution in the ADE Vietnam and have local banking partners join this initiative.

The Consultant has also established a collaboration partnership with the Antwerp Diamond Exchange (Belgium), the Dubai Diamond Exchange and the Tel-Aviv Diamond Exchange for the ADE.

Recently, the Consultant has started a structuring project, in order for PHI to set up and establish an International Financial Center on the Thanh Da Peninsula, Ho Chi Minh City, Vietnam in connection with the Asian Diamond Exchange. This will be similar as what the Consultant has established successfully for Dubai in 2002-2005 and this now incorporating the international changes of the last decade.

Once PHI has effectuated all budgeting and all financial requirements and obligations, the ongoing process will effectively materialize, and the Consultant then shall transfer the entire venture to PHI.

NOW THEREFORE, in consideration of the terms, promises, conditions and mutual covenants herein contained, and each intending to be legally bound hereby, the Consultant and Company are parties to this Agreement and agree as follows:

A. Business Development and Structuring Consultancy Services. The Consultant has provided and will continue to provide the business development and structuring consulting services mentioned in the foregoing Recitals and any other services that may be required to assist the Company to plan, design, develop, establish, and operate the Asian Diamond Exchange and International Financial Center in Vietnam. In particular:

The Consultant will continue to:

1. Undertake and establish the maintenance of all agreed diamond groups for participating and coming over to the PHI venture in Vietnam on the aforementioned location;

2. Maintain all established contacts with the main operational worldwide diamond trading platforms and after all legal requirements and financial budgets are in place by PHI (the Company);

3. Secure the Vietnamese KPC requirements when all under ‘2.’ is established and secured;

4. Continue and endeavor to maintain all world-level diamond player involvements and secured participations with all relevant groups when all under ‘2.’ is secured and established;

5. Continue to advise and inform PHI (The Company) of all steps taken and all next steps to be taken to make the ADE and the planned financial center a success;

6. Etc.

B. Purpose of Engagement. The Company is desirous of achieving the above-mentioned objectives to enable it to implement its business plan. The engagement will be on an exclusive basis.

C. Term of Engagement/Termination. The term of our engagement hereunder shall be for a period of five (5) years (“Engagement Period”) commencing the date of the signing of this Agreement. During the term of this agreement:

1.	The Company will have the right to terminate (the “Termination”) the Consulting Service Agreement by providing 60 days prior written notice to Consultant.

2.	The Consultant will have the right to terminate the Consulting Service Agreement by providing 60 days prior written notice to Company.

D. Compensation and Payment. Both parties agree that the Company shall pay the Consultant a total of Twenty-Five Million U.S. Dollars (USD 25,000,000) for the services that have been rendered in the Recitals and those to be rendered as set forth in Article A above. The schedule of compensation payments shall be mutually agreed upon by both Parties by private agreement.

The Parties hereto have executed this Business Development and Structuring Consultancy Agreement by their authorized representatives as of the date first above written. This Agreement shall be effective upon signing and shall terminate in writing by the Parties.

The foregoing description of the nature and essential points of the Business Development and Structuring Consultancy Agreement dated June 27, 2024 between Dr. D’ORLEANS DE FRANCE BENEDICT CARL WILLIAM (a/k/a BEN CARL SMET) and PHI Group, Inc. (n/k/a Philux Global Group Inc.) is qualified in its entirety by reference to the full text of said Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHBITS

Item 9.01 Financial Statements and Exhibits

The following is a complete list of exhibit(s) filed as part of this Report.

Exhibit number(s) correspond to the number(s) in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description

10.1	Business Development and Structuring Consultancy Agreement between Dr. D’ORLEANS DE FRANCE BENEDICT CARL WILLIAM (a/k/a BEN CARL SMET) and PHI Group Inc. (n/k/a Philux Global Group Inc.)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2024

PHI GROUP, INC. (a/k/a Philux Global Group, Inc.)
(Registrant)

By:	/s/ Henry D. Fahman
Henry D. Fahman
Chairman and CEO